Exhibit 1.01

Johnson Outdoors Inc.
Conflict Minerals Report for Calendar Year 2014
May 31, 2015

Exhibit 1.01
to Specialized Disclosure Report Accompanying Form SD
Filed with the SEC on: June 1, 2015
Signed by:	/s/ David W. Johnson
Name, Title: David W. Johnson, Chief Financial Officer
Date: June 1, 2015

Introduction

Johnson Outdoors Inc. (“JOI,” “we,” “us,” “our”) is a publicly traded U.S. company that recognizes itself as an issuer as defined under section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, referred to in this report as “Dodd-Frank.”  As an issuer under Dodd-Frank, JOI has designed, implemented, executed, and managed its conflict minerals plan for compliance with Dodd-Frank. Elements, efforts, results, and conclusions of this compliance effort are outlined in this Conflict Minerals Report (CMR) as required by the legislation. All terms and definitions in this conflict minerals report are as defined by the final rules promulgated under Dodd-Frank and the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

JOI’s goal is to support the Conflict Free Smelter Program (CFSP) and, with the cooperation of its suppliers, JOI has undertaken a risk assessment of smelters and refiners (hereafter referred to collectively as smelters) of tin, tantalum, tungsten, and gold (3TG) and, to the best of its abilities, attempted to identify the mines of origin of 3TG and implement a holistic approach to support a clean minerals trade in the Democratic Republic of Congo (DRC) and adjoining countries (covered countries, or CC’s), while maintaining economic relationships with conflict free smelters in the countries covered under this legislation. This report may be found on our website at: http://investor.johnsonoutdoors.com/governance.cfm.   This report covers all JOI products at a company level and includes all covered products in all JOI businesses.

JOI’s Conflict Minerals Program

For Reporting Year 2014 (RY2014), JOI established strong management systems and carried out due diligence procedures to evaluate the extraction and trade of mineral ores containing 3TG, also referred to as conflict minerals (CM).   JOI created a supply chain transparency system to identify its 3TG smelters relating to the conflict minerals necessary to the functionality or production of products manufactured by JOI, or contracted to be manufactured by JOI.

JOI’s conflict minerals program includes:
●	Maintenance of a publicly available conflict minerals policy
●	Maintenance of an organization-wide process that ensures 100% of JOI suppliers are made aware of JOI’s policy and standards regarding conflict minerals, and obligations to comply with our conflict minerals policy
●	Maintenance of internal protocols to ensure that conflict minerals supply-chain due diligence and obligations are clearly presented and understood by JOI employees who have knowledge of the SEC disclosure requirements regarding conflict minerals
●	Annual implementation of a supply chain communication plan that requests use of the CFSP’s Conflict Minerals Reporting Template (CMRT) in order to gather, survey, and evaluate suppliers and sources of 3TG, and identify 3TG smelters in our supply chain
●	Collection of conflict minerals information to achieve control and transparency over conflict minerals identified in our supply chain and identify any risk that our products may contain conflict minerals that could finance or benefit armed groups in covered countries
●	Survey and analysis of suppliers and sources of 3TG, and identification of 3TG smelters in order to identify the locations of country of origin and mines of these ores

●	Reliance on the CFSP and other industry approved mechanisms to validate smelter supply chain due diligence
●	Public disclosure and reporting of the results of our due diligence
●	Maintenance of all records relating to our due diligence efforts for a minimum of five years
●	Assessment and performance of risk mitigation efforts throughout our supply chain
●	Maintenance of an improvement plan based on previous reporting years and lessons learned
●	Maintenance of a mechanism that allows JOI, its suppliers, and concerned parties to communicate any concerns regarding our conflict minerals program

Due Diligence

Design of due diligence:

Design and implementation of JOI’s conflict minerals program conforms to the “Five Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain” (Annex I) and the “Model Supply Chain Policy for a Responsible Global Supply Chain of Minerals from Conflict-Affected and High-Risk Areas” (Annex II) included in the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition). The due diligence steps and brief description performed are below.

Step 1: Establish strong company management systems
Step 2: Identify and assess risk in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
Step 5: Report on supply chain due diligence

Due diligence performed:

Due diligence measures JOI performed regarding the source and chain of custody of conflict minerals identified in our supply chain and regarding 3TG smelters identified in our supply chain include, but are not limited to, the steps below as mapped to the OECD 5 Step Framework:

OECD Steps:	JOI Due Diligence Measures Performed:
Step 1: Establish strong company management systems.	●	Assign and implement multi-disciplinary responsibilities to internal JOI business group leaders, support staff, and third-party consultant to carry out all elements of JOI’s conflict minerals program.
●
Maintain a detailed project plan and hold bi-monthly meetings for JOI employees who have knowledge of the SEC disclosure requirements for conflict minerals and publish this project plan on JOI’s intranet.

	●	Maintaining records in a secure computerized database repository for a minimum of five years.
Step 2: Identify and assess risk in the supply chain.	●	Evaluate 100% of JOI suppliers across all business groups as being in or out of scope of conflict minerals.
	●	Assess risk in our supply chain according to commodity class and supplier status.

	●	Perform multi-tiered survey of 100% of JOI in-scope conflict minerals suppliers by requesting current, complete, and accurate CMRTs in order to identify 3TG smelters in the supply chain and set expectations for compliance.
	●	Redistribute copies of our conflict minerals policy and basic standards to all suppliers, regardless of commodity class.
	●	Analyze smelter information from suppliers with the information available from CFSP, the London Market Bullion Association (LBMA), the Responsible Jewellery Council (RJC), and other accredited industry mechanisms.
	●	Analyze smelter information from suppliers via other sources, including but not limited to information from: the United States Department of Commerce; United Nations publications; iTSCi (ITRI Tin Supply Chain Initiative); extensive internet research including smelter websites and company profiles; non-governmental organization (NGO) websites; and in-region sourcing programs.
	●	Identify smelters of 3TG that appear to have facilities, or likelihood of facilities, in covered countries.
	●	Report identified and/or potential supply chain risks to senior management.
Step 3: Design and implement a strategy to respond to identified risks.	●	Audit distribution of our conflict minerals policy to evaluate and ensure supplier understanding, acknowledgment, and adherence to this policy and our basic standards.
	●	Perform internal multi-tiered analysis of our suppliers’ CMRTs including: completeness; reasonable response based on commodity class and scope; and consistency with previous reporting year information.
	●	Engage JOI business group leaders, support staff, and third-party consultant in multi-tiered follow ups and escalations with suppliers in an effort to obtain higher quantity and quality of smelter information, particularly from suppliers of electrical and electronic equipment.
	●	Use JOI level of influence to encourage suppliers to source from CFSP audited and compliant smelters.
	●	Encourage identified smelters to participate in the CFSP and obtain CFSP certification if they have not already done so.
	●	Continue to improve on efficiencies and effectiveness of our conflict minerals program to close gaps and mitigate risks for Reporting Year 2015.
Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.	●	Identify smelters in covered countries that are conflict free, or participating in a conflict free program as defined by CFSP.
	●	Rely on the due diligence performed by CFSP, LBMA and RJC regarding smelter conflict free status.
●
Directly contact smelters in the form of reasonable country of origin inquiry (RCOI) regarding chain of custody of conflict minerals and evidence of due diligence for whom we were unable to confirm conflict free status via the sources above.

Step 5: Report on supply chain due diligence.	●
In compliance with Dodd-Frank and the SEC Final Rule, on or before June 1st 2015, JOI will file Form SD and Conflict Minerals Report (this report) with the SEC, as well as publish this information on its website.

Results of Due Diligence:

JOI identified 290 unique smelters in its supply chain in RY2014. These are associated with the following 3TG as follows:
●	Gold: 114
●	Tantalum: 42
●	Tin: 82
●	Tungsten: 52

Out of these 290 smelters, JOI has identified 38 unique smelters that we have reason to believe source from the DRC and/or surrounding countries. (Of these 38 smelters, 18 source from both the DRC and surrounding countries - total presence in the DRC and surrounding countries combined is 56 smelters.)  JOI exercised due diligence on the conflict mineral source and chain of custody for these smelters who appear to have presence in either or the DRC and/or surrounding countries.

Smelter location, conflict free (CF) status, and facility location are summarized in the table below. The conflict free status is based on research concluded by April 10th, 2015 and does not reflect any subsequent changes in this status.  Details regarding specific smelter names, countries, and facility locations of 3TG, in and out of covered countries, may be shared upon request.

3TG:	Smelters In DRC: 30	Smelters In Surrounding Countries: 26
Tin	7: ● 2 CFSP CF Certified from: USA, Malaysia ● 2 CFSP Active from: Indonesia, China ● 1 CF self-declared from: France ● 2 CF status unknown from: China, Taiwan
6:
●        3 CFSP CF Certified from: China (2), Malaysia (1); includes presence in  the following countries:  Rwanda (2), Tanzania (1)
●        1 CFSP Active from: Indonesia; includes presence in the following countries: Rwanda
●        1 CF unknown from: China; includes presence in the following countries: Zambia
●        1 CF self-declared from: France; includes presence in the following countries: Rwanda

Tantalum	16: ● 14 CFSP CF Certified from: China (6), Kazakhstan (1), Japan (1), USA (2), Germany (2), Thailand (1), Estonia (1) ● 1 CF self-declared from: Japan ● 1 CF status unknown from: South Africa
12:
●       11 CFSP CF Certified from: China (6), Estonia (1), Kazakhstan (1), Thailand (1), Germany (2); includes presence in the following surrounding countries: Rwanda(8), Burundi (7), Uganda (6), Tanzania (3), Central African Republic (5), Zambia (3), Angola (3), South Sudan (6)
●       1 CF self-declared from: Japan; includes presence in the following surrounding countries: Angola, Burundi, Central African Republic, Rwanda, South Sudan, Tanzania, Uganda, Zambia

Tungsten	4: ● 1 CFSP CF Certified from: China ● 2 CFSI Progressing Toward from: Germany (2) ● 1 CF status unknown from: China
6:
●        2 CFSP CF Certified from: China (2); includes presence in the following countries: Rwanda (2), Burundi (2)
●        4 CFSI Progressing Toward from: Germany (2), Vietnam (1), Austria (1); includes presence in the following countries:  Rwanda (2), Burundi (2), Kenya (2), Uganda (2), South Sudan (2), Central African Republic (2)

Gold	3: ● 2 CFSP CF Certified from: Japan, Canada ● 1 LBMA CF Certified from: China	2: ● CFSP CF Certified from: South Africa, Canada; includes presence in the following countries: Tanzania, Uganda, Rwanda, Burundi, Zambia

Summary:
Regarding all smelters located in DRC and surrounding countries:

●	For gold: smelters appear to be 100% CF
●	For tantalum: smelters appear to be 96% CF
●	For tin: smelters appears to be 77% CF
●	For tungsten: smelters appear to be 90% CF

➢	87% of smelters appear to be CF in the DRC (26 out of 30)
➢	96% of smelters appear to be CF in surrounding countries (25 out of 26)

Conclusion:

The conflict free status of the 38 smelters listed as a having a presence in the DRC and/or covered countries is as follows:

●	23 (60%) are CFSP CF Certified
●	2 (5%) are CFSP Active
●	5 (13%) are Progressing Toward CFSP Certification
●	4 (11%) are believed to be CF due to LBMA accreditation and/or website statement
●	4 (11%) are unknown CF status, as no information was available from public sources and the smelters did not respond to the RCOIs sent

➢	RY2014 conflict free status is 89.5%
➢	RY2014 smelters that are in covered countries that are participating in a CFSP program is 79%

Improvement:

Reporting Year 2013 (RY2013) Information:
JOI’s supply chain and due diligence efforts in RY2013 identified 17 smelters with facilities believed to be in covered countries.  Of the 17 smelters:
●	11 (64%) were CFSP CF Certified

●	2 (12%) were CFSP Active
●	1 (6%) were Progressing Toward CFSP Certification
●	2 (12%) were believed to be CF due to the LBMA accreditation and/or website statement
●	1 (6%) was unknown CF status, as no information was available from public sources and the smelter did not respond to the RCOIs sent

➢	RY2013 conflict free status was 94%
➢	RY2013 smelters that were identified as being in covered countries that were participating in a CFSP program was 82%

Although the conflict free status was 94% for RY2013 and 82% of identified smelters in covered countries participated in CFSP programs, these numbers reflect 17 smelters as identified to be in covered countries versus 38 as identified in RY2014.

The change from RY2013 to RY2014 reflects a 124% improvement rate in our due diligence process and identification of the number of smelters we were able to identify as sourcing 3TG from covered countries.

Determination

Based on the information provided by JOI in-scope suppliers and the due diligence that JOI performed to identify smelters of 3TG in covered countries, including conducting smelter direct RCOIs, JOI believes that certain smelters in its supply chain either do have or may have facilities that source 3T from covered countries. Based on these due diligence efforts, JOI does not have sufficient information to conclusively confirm that 100% of these smelters are conflict free at the time of this report or that all of the conflict minerals sourced from them are exclusively from recycled or scrap sources. Regarding gold, JOI can reasonably conclude after its due diligence efforts that 100% of the gold in its supply chain is sourced from smelters that are either conflict free or that the gold is from recycled or scrap sources.

Planned Risk Mitigation and Future Due Diligence Measures

Steps that JOI has taken, or will take, since the end of RY2014 to improve due diligence and mitigate the risk that any conflict minerals identified in our supply chain benefit any armed groups, and to support a clean and conflict-free minerals trade in the DRC and covered countries include:

●	Leverage multi-tiered influence from JOI internal and external resources in order to compel its in-scope suppliers to deliver more current, accurate, timely, and complete information about their smelters of conflict minerals, and increase both response level and quality of responses
●	Leverage multi-tiered influence from JOI internal and external resources to increase response level from in-scope distributors regarding JOI supply chain procedures and increase their participation in supply chain transparency of conflict minerals
●	Increase pressure, specifically on suppliers of electrical and electronic equipment, to provide current, correct, and more comprehensive smelter information

●	Repeat and enhance our pro-active supplier communication plan to further assist all suppliers regarding JOI’s need for correct and complete conflict minerals information to satisfy the SEC requirements
●	Use our level of influence to encourage all suppliers to source from smelters validated as compliant to a Conflict Free Sourcing protocol using the Conflict Free Sourcing Compliant Smelter List as published by the EICC or other accredited independent validation scheme or institutional mechanism, to source away from un-validated conflict-free smelters and refiners, and to identify the sources of conflict minerals in their supply chains
●	Instruct suppliers to advise JOI if they have reason to believe that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the covered countries and provide a discrete mechanism to do so
●	Through smelter RCOIs, pressure smelters directly to become verified as having conflict-free sourcing practices and encourage participation in the CFSP audit process

Description of Products

Conflict minerals are found in products that JOI manufactures, or contracts to manufacture. Accessories are included in all groups. The descriptions of product families by business group are as follows:

Marine Electronics Group:
●	Trolling Motors
●	Talons
●	Battery Chargers
●	Fishfinders
●	Downriggers

Dive Group:
●	Dive computers, instruments and gauges
●	Dive watches
●	Scuba dive equipment
●	Buoyancy compensators
●	Tank systems

Outdoor Equipment Group:
●	Camping products
●	Military, party, and event tents
●	Compasses

Watercraft Group:
●	Canoes
●	Kayaks

Conclusion

The information presented in this CMR is based on due diligence efforts performed in good faith by JOI and its suppliers. These conclusions and determinations are based on the information available at the time the supplier and smelter RCOIs were made, results analyzed, and metrics recorded. Errors or omissions may be inherent in these results due to errors or omissions in supplier and smelter RCOIs, and the definition of a smelter at the time of the research.

Any information found to be contradictory to this CMR may be communicated to JOI through our early warning risk-awareness conflict minerals grievance mechanism. This open reporting mechanism allows JOI to receive any additional relevant information that may not have been uncovered through our due diligence process in supply chain transparency as it relates to conflict minerals. A link to JOI’s conflict minerals grievance mechanism may be found at the following URL: http://files.shareholder.com/downloads/JOUT/2648000486x0x761719/72FEE43A-0808-4B6D-9DCA-8B25CD3688DE/JOI_CM_Grievance_Mechanism_Final.pdf

Appendix A

Below is a list of the 3TG smelters with one or more worldwide facilities that JOI suppliers identified to be potentially in our supply chain and that were participating at some level with the Conflict Free Sourcing Initiative (CFSI) as of April 23rd, 2015. The presence of a smelter on the list below does not indicate that JOI products necessarily contained conflict minerals processed by that smelter. The location information for each entity was reported by the Conflict Free Smelter Program (CFSP) as of April 23rd, 2015.

3TG:	Smelter Name:	Location:
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Anglo Gold Ashanti Mineração Ltda	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	CCR Refinery Glencore Canada Corporation	CANADA
Gold	Dowa Metals & Mining.	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC Krastvetmet	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Schöne Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Precious Metal Co.,Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tin	Alpha	UNITED STATES
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	PT Justindo	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EMPERESA METALURGICA VINTO	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation Berhad (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL

Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mistubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Thailand Smelting & Refining Co., Ltd (Thaisarco)	THAILAND
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Chaozhou Xiangli Tungsten Industry Co Ltd	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Rare Metals Tungsten Holding Group Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA

JOI suppliers identified 106 additional entities which are not listed because they were either not identified by CFSP or Department of Commerce as valid smelters and/or were not participating in any CFSI program at the time of the report. Consequently, these additional entities are not included in the list above, however, their names may be provided upon request.